[Letterhead of Pritchett, Siler & Hardy, P.C.]




                                                                    May 10, 2001




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements of Regent Energy Corporation (formerly NPC Holdings, Inc.) pertaining to our firm included under Item 4 of Form 8-K dated March 9, 2001 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.



/s/ Pritchett, Siler & Hardy, P.C.
PRITCHETT, SILER & HARDY, P.C.